UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2015

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 6, 2015, Express, Inc. (the “Company”) announced that Mr. D. Paul Dascoli, the Company's Senior Vice President, Chief Financial Officer, and Treasurer, is leaving the Company and that Mr. Periclis “Perry” Pericleous has been promoted to the position, effective immediately. Mr. Pericleous will also assume the role of the Company's principal accounting officer which was previously held by Mr. Dascoli.
Mr. Pericleous, age 42, joined Express in 1999 and has served in roles of increasing responsibility in finance and accounting since that time, including most recently as Vice President of Finance beginning in December 2010. Mr. Pericleous began his career in 1996 by serving in a number of accounting roles, first with Drug Emporium and then with Value City Department Stores. He is also a Certified Public Accountant.
Mr. Pericleous will receive an initial base salary of $420,000 per year, with a maximum annual bonus opportunity pursuant to the Company's seasonal performance-based cash incentive plan equal to 50% of his base salary. For a description of the Company's seasonal performance-based cash incentive plan, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 7, 2015 (the “Proxy Statement”).
On July 15, 2015, in accordance with the Company’s policy on granting equity awards, Mr. Pericleous will receive a grant of stock options to purchase shares of the Company's common stock having a fair value on the date of grant equal to $73,500 and a grant of restricted stock units having a fair value on the date of grant equal to $171,500. Subject to the terms and conditions set forth in the Express, Inc. 2010 Incentive Compensation Plan (the "Plan") and the award agreements, the stock options and the restricted stock units will vest in equal installments on the first, second, third, and fourth anniversaries of the grant date. The stock options and restricted stock units will be granted pursuant to the Plan and forms of non-qualified stock option and restricted stock unit grant agreements. The terms of the Plan are set forth on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2012, and are incorporated herein by reference. The forms of non-qualified stock option and restricted stock unit grant agreements have been filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 4, 2014, and are incorporated herein by reference.
Mr. Pericleous has entered into the Company’s standard severance agreement for executives and the Company’s standard indemnification agreement for officers and directors. For a description of these agreements, see the Company’s Proxy Statement. The descriptions of these agreements are qualified in their entirety by reference to the Form of Severance Agreement and Form of Indemnification Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. Mr. Pericleous will receive other benefits consistent with the Company's other senior executives.
Mr. Dascoli’s departure from the Company will be subject to the terms and conditions of a Severance Agreement, the terms of which are set forth in Exhibit 10.5 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 5, 2013. For a description of Mr. Dascoli's Severance Agreement, see the Company's Proxy Statement.
A copy of the Company's press release announcing Mr. Pericelous’ appointment and the departure of Mr. Dascoli is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1	Form of Severance Agreement.
10.2	Form of Indemnification Agreement.
99.1	Press Release of Express, Inc. dated July 6, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: July 6, 2015	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary